Exhibit 99.1

Picard Medical / SynCardia to Present its Next-Generation Emperor Total Artificial Heart Technology at the
American College of Cardiology’s Annual Scientific Session

Poster presentation and conference exhibit will feature early preclinical data on the

Company’s fully implantable, autoregulating artificial heart platform

TUCSON, Ariz., March 20, 2026 — Picard Medical, Inc. (NYSE American: PMI) (the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced it will be presenting a poster consisting of new preclinical data related to its next-generation Emperor Total Artificial Heart at the American College of Cardiology (ACC)’s Annual Scientific Session & Expo (ACC.26) to be held in New Orleans, Louisiana from March 28 to March 30, 2026.

Abstract Poster Presentation – ACC.26

●	Title: THE EMPEROR TOTAL ARTIFICIAL HEART: A FULLY IMPLANTABLE, AUTOREGULATING SOLUTION FOR ADVANCED HEART FAILURE

●	Date and Time: Sunday, March 29, 2026 | 11:00 a.m. – 12:00 p.m.

●	Location: Posters, Hall E

●	Presenter: Duffy Elmer, Engineering Project Manager, SynCardia LLC

The poster will present early engineering and preclinical evaluation of the Emperor Total Artificial Heart, which is being developed as a fully implantable electromechanical artificial heart system intended to preserve the physiological autoregulation and hemodynamic performance of the currently approved SynCardia Total Artificial Heart while enabling fully implantable operation.

Exhibition Information

At ACC.26, SynCardia will also exhibit at booth #2554 throughout the conference.

Conference attendees are invited to visit the booth to meet with SynCardia’s engineering and clinical teams, and to learn more about the FDA approved SynCardia Total Artificial Heart, including its clinical use as a bridge to transplant for patients with advanced biventricular heart failure. Company representatives will also be available to discuss the design, development progress, and future clinical direction of the fully implantable Emperor Total Artificial Heart platform. The Company’s participation in the conference will provide an opportunity for clinicians, researchers, and industry participants to learn about SynCardia’s current clinical technology as well as its next-generation artificial heart development program.

Mr. Elmer, Engineering Project Manager, SynCardia LLC and presenter at the conference, commented, “The Emperor Total Artificial Heart represents the next evolution in total artificial heart therapy. The system is being designed to combine a fully implantable architecture with physiologic autoregulation in order to preserve the proven hemodynamic performance of the SynCardia Total Artificial Heart while enabling fully implantable long-term support. By building on the reliability and clinical experience of the SynCardia platform, the Emperor program aims to expand treatment options and improve mobility and quality of life for patients with advanced heart failure. We look forward to informing clinicians about this at the upcoming ACC conference.”

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the circulatory functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com